Exhibit 16.1

August 23, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C., 20549-7561

Dear Sirs/Madams:

We have read Hill International Inc.’s statements included under Item 4.01 on its Form 8-K/A filed on August 23, 2010 and we agree with such statements concerning our firm.

Amper, Politziner & Mattia, LLP